LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Lauren McKeon and Adrienne Wilhoit, or either of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to: (1) Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC; (2) Prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Republic Services, Inc., a Delaware corporation (the "Company"), with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder, as amended from time to time; (3) Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (4) Perform any and all other acts which in the discretion of such Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. The undersigned acknowledges that: (a) This Power of Attorney authorizes, but does not require, such attorney-in-fact to act in her discretion on information provided to such Attorney-in-Fact without independent verification of such information; (b) Any documents prepared and/or executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such Attorney-in-Fact, in her discretion, deems necessary or desirable; (c) Neither the Company nor such Attorney-in-Fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. The undersigned hereby gives and grants the Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such Attorney-in-Fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such Attorney-in-Fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2024. Signature: /s/ Elyse Carlsen SUBSCRIBED and SWORN to before me, the undersigned notary public, on February 28th, 2024. IN WITNESS WHEREOF, I have hereunto set my hand and official seal. /s/ Kiara Gonzalez Notary Public in and for the State of AZ Notary Seal My Commission Expires: 2/2/2025